Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a national bank)	13-5160382 (I.R.S. employer identification No.)

One Wall Street, New York, New York (Address of principal executive offices) (Zip Code)	10286 (Zip Code)

Catherine Cerilles

Assistant Vice President

The Bank of New York

101 Barclay Street, 8 West

New York, New York 10286

Tel: (212) 815-6528

(Name, address and telephone number of agent for service)

BA CREDIT CARD TRUST

(FORMERLY KNOWN AS MBNA CREDIT CARD MASTER NOTE TRUST)

(Exact name of obligor as specified in its charter)

Delaware (Stateor other jurisdiction of incorporation or organization)	01-0864848 (I.R.S. employer identification No.)

c/o Wilmington Trust Company Rodney Square North 1100 N. Market Street Wilmington, DE (Addressof principal executive offices)	19890-0001 (Zip Code)

ASSET BACKED NOTES

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the Trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, NY 10004-1417, and Albany, NY 12223

Federal Reserve Bank of New York Federal Deposit Insurance Corporation New York Clearing House Association	33 Liberty Plaza, New York, NY 10045 Washington, DC 20429 New York, New York 10005

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor and Guarantors. If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.	The Consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

2

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 20th day of October, 2006.

THE BANK OF NEW YORK

By:	/S/ CATHERINE CERILLES
Name: Catherine Cerilles Title: Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2006, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	DOLLAR AMOUNTS IN THOUSANDS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,372,000
Interest-bearing balances	11,005,000
Securities:
Held-to-maturity securities	2,269,000
Available-for-sale securities	23,124,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	490,000
Securities purchased under agreements to resell	252,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	36,722,000
LESS: Allowance for loan and lease losses	414,000
Loans and leases, net of unearned income and allowance	36,308,000
Trading assets	5,770,000
Premises and fixed assets (including capitalized leases)	848,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	302,000
NOT APPLICABLE
Intangible assets:
Goodwill	2,177,000
Other intangible assets	750,000
Other assets	7,196,000

Total assets	93,863,000

4

LIABILITIES
Deposits:
In domestic offices	40,014,000
Noninterest-bearing	21,153,000
Interest-bearing	18,861,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	31,312,000
Noninterest-bearing	286,000
Interest-bearing	31,026,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	839,000
Securities sold under agreements to repurchase	396,000
Trading liabilities	3,045,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	1,670,000
Not applicable
Not applicable
Subordinated notes and debentures	1,955,000
Other liabilities	6,011,000

Total liabilities	85,242,000

Minority interest in consolidated subsidiaries	150,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,112,000
Retained earnings	5,444,000
Accumulated other comprehensive income	-220,000
Other equity capital components	0
Total equity capital	8,471,000

Total liabilities, minority interest, and equity capital	93,863,000

I, Thomas J. Mastro, Executive Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,

Executive Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell	Directors